Exhibit 99.1

COLUMBIA FINANCIAL, INC.

ANNOUNCES STOCK OFFERING RESULTS AND

EXPECTED CLOSING DATE

Fair Lawn, NJ, April 17, 2018 — Columbia Financial, Inc. (“Columbia Financial” or the “Company”), the holding company for Columbia Bank (the “Bank”), announced today that the Company has received all regulatory approvals for the completion of the Company’s minority stock offering, and expects to close the offering at the close of business on April 19, 2018. Following the closing of the offering, Columbia Bank will remain a wholly-owned subsidiary of Columbia Financial, Inc., and Columbia Financial will be a majority-owned subsidiary of Columbia Bank MHC.

A total of 49,832,345 shares of common stock are expected to be sold in the offering at $10.00 per share. The offering was oversubscribed by eligible depositors of the Bank having a first tier priority (i.e., depositors having a qualifying deposit as of June 30, 2016) under the Company’s Plan of Stock Issuance (the “Plan”); accordingly, shares will be allocated to valid orders received from those depositors in accordance with the terms of the Plan, as described in the Prospectus. In accordance with the Plan, the Company’s employee stock ownership plan will also have its order filled in full, and will purchase 4,542,855 shares in the offering, which shares are included in the 49,832,345 shares of common stock expected to be sold in the offering. All other orders received in the subscription offering will not be filled. Persons wishing to confirm their stock allocations may contact the Stock Information Center at (833) 550-0717, which will be open for this purpose from 10:00 a.m. to 6:00 p.m., Eastern Time, beginning on Wednesday, April 18, 2018.

In accordance with the terms of the Plan, the Company will also issue 62,580,155 shares to Columbia Bank MHC, the Company’s mutual holding company. In addition, the Company will contribute 3,476,675 shares of Columbia Financial common stock to Columbia Bank’s existing charitable foundation, the Columbia Bank Foundation, which supports charitable organizations and community development activities in the communities served by the Bank. The contribution of shares to the foundation was approved by the members of Columbia Bank MHC at a special meeting held for that purpose on April 5, 2018. A total of 115,889,175 shares of common stock will be outstanding following the completion of the offering.

The Company’s stock is expected to trade on the Nasdaq Global Select Market under the trading symbol “CLBK” beginning on Friday, April 20, 2018. Direct Registration System (“DRS”) statements for shares purchased in the offering, as well as interest checks and refund checks for any persons not receiving all the shares they ordered, are expected to be mailed on or about April 19, 2018.

About Columbia Financial, Inc.

Headquartered in Fair Lawn, New Jersey, Columbia Financial, Inc. is the holding company for Columbia Bank. Columbia Bank operates 48 full-service offices throughout New Jersey and offers a wide range of consumer and commercial products, including online and mobile banking, localized lending centers as well as title, investment and wealth management services. At December 31, 2017, Columbia Financial had total assets of $5.8 billion, deposits of $4.3 billion and stockholder’s equity of $472 million.

Important Information

A registration statement relating to the securities of Columbia Financial, Inc. has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The shares of common stock of Columbia Financial, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

This press release contains certain forward-looking statements about the offering and the transactions contemplated by Columbia Financial’s Plan of Stock Issuance. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the stock offering, the possibility of unforeseen delays in the delivery of direct registration statements or checks related to the stock offering, and/or delays in the opening of trading due to market disruptions or exchange-related operational issues. Undue reliance should not be placed on any forward-looking statement, which speaks only as of the date made. Neither Columbia Financial nor Columbia Bank undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.